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                                                                  EXHIBIT 23(f)

        We hereby consent to the use of our written opinion letter dated as of the date of this Joint Proxy Statement-Prospectus to the Board of Directors of Bank of Boston Corporation included as Exhibit D to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly-owned subsidiary of Bank of Boston Corporation with and into BayBanks, Inc. and to the references to such opinion, to our December 12, 1995 oral opinion provided to the Board of Directors of Bank of Boston Corporation and to our written opinion dated December 12, 1995 in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


                                By: /s/ JOHN R. CHRIN
                                   ----------------------------
                                        John R. Chrin, Director




Date: March 15, 1996
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